UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.       )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

International Business Machines Corporation

(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

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Your Vote Counts! INTERNATIONAL BUSINESS MACHINES CORPORATION Vote Virtually at the Meeting* April 25, 2023 10:00 a.m. Eastern Time Attend and vote virtually at: www.virtualshareholdermeeting.com/IBM2023 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # D96427-P83309 2023 Annual Meeting Vote by April 24, 2023 11:59 PM ET. For 401(k) Plus Plan shares, vote by April 23, 2023 11:59 PM ET. INTERNATIONAL BUSINESS MACHINES CORPORATION 1 NEW ORCHARD RD, MD 325 ARMONK, NY 10504 Get informed before you vote View the Notice of Meeting, Proxy Statement and Annual Report online at www.ProxyVote.com OR you can receive a free paper or email copy of the material(s) by requesting prior to April 11, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. You invested in INTERNATIONAL BUSINESS MACHINES CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on April 25, 2023.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends D96428-P83309 1 Year 1. Election of Directors for a Term of One Year Nominees: 1c. Alex Gorsky 1a. Thomas Buberl 1d. Michelle J. Howard 1b. David N. Farr 1e. Arvind Krishna 1f. Andrew N. Liveris 1g. F. William McNabb III 1h. Martha E. Pollack 1i. Joseph R. Swedish 1j. Peter R. Voser 1k. Frederick H. Waddell 1l. Alfred W. Zollar 2. Ratification of Appointment of Independent Registered Public Accounting Firm 4. Advisory Vote Regarding the Frequency of the Advisory Vote on Executive Compensation 5. Stockholder Proposal to Have an Independent Board Chairman 6. Stockholder Proposal Requesting a Public Report on Lobbying Activities 7. Stockholder Proposal Requesting a Public Report on Congruency in China Business Operations and ESG Activities 8. Stockholder Proposal Requesting a Public Report on Harassment and Discrimination Prevention Efforts For For For For For For For For For For For For For For 3. Advisory Vote on Executive Compensation Against Against Against Against